LECLAIR RYAN
                           A Professional Corporation
                                Attorneys At Law
                                INNSBROOK OFFICE
                      ELEVENTH FLOOR, 707 EAST MAIN STREET
                            RICHMOND VIRGINIA 23219
                           Direct Dial (804) 343-4081
                      Telephone (804) 270-0070 FILE NUMBER
                                    4037.002
                            FACSIMILE (804) 270-4715
                              emad @ lecwrryan.com
                            TELEPHONE: (804) 783-2003
                            FACSIMILE: (804) 783-2294

                                  April 7, 1998




     Envirometrics, Inc. Walter H. Elliott. III. CEO 9229 University Boulevard Charleston, SC 29406 LeClair Ryan Fee Claim Dear Skip: To confirm our telephone conversation this morning, we have agreed that Envirometrics will issue 12,600 shares of its common stock to complete the settlement of the amount of our outstanding fees and disbursements, i.e., $31,901.00.

     It is understood that the issuance of the 12,600 shares is in addition to and not in lieu of the cash settlement in the amount of $6,699.00 proposed in the letter received by our firm from Packard & Associates, Inc., dated Monday, March 30, 1998.

     1 hope that the proposed transaction with which Envirometrics is engaged comes to fruition and that we have a chance to work again in the near future.

                                                     Regards,

                                                 Michael P. Drzal
MPD/pm

                                 LECLAIR RYAN
                           A Professional Corporation
                                Attorneys At Law
                                INNSBROOK OFFICE
                      ELEVENTH FLOOR, 707 EAST MAIN STREET
                            RICHMOND VIRGINIA 23219
                           Direct Dial (804) 343-4081
                      Telephone (804) 270-0070 FILE NUMBER
                                    4037.002
                            FACSIMILE (804) 270-4715
                              emad @ lecwrryan.com
                            TELEPHONE: (804) 783-2003
                            FACSIMILE: (804) 783-2294
                                  April 7, 1998



Packard & Associates, Inc.
334 East Bay Street, Suite 197
Charleston, SC 29401

                          LeClair Ryan v. Envirometrics

     To Whom It May Concern: We are in receipt of your letter dated March 30, 1998 proposing a settlement of our claim for $31,901.00 as follows: $6,699.00 (.21/dollar) to be paid as follows: $3,190.00 on or before April 30, 1998; $3,590.00 on or before June 30, 1998. Per your fax, we confirm that so long as the settlement amounts reach our office as set forth above, no further action will be taken against Envirometrics and any action already taken will be dismissed or satisfied when the terms of the settlement are completed.

     It is also understood that if the settlement is not paid as set forth above, the entire remaining balance, less any payments made, plus interest, will become due and payable if any default is not cured within 10 days after written notice is received by Packard & Associates, Inc. It is also understood that we are accepting the offer with the express proviso that our claim will revert to the full amount claimed plus interest in the event that Envirometrics files a bankruptcy petition within 90 days of the date on which the last settlement check is honored.

                                   Sincerely,

                                 LeClair Ryan, A
                            Professional Corporation



By: Michael P. Drzal, Vice President


cc: Walter H. Elliott.  III